CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-192657) and Registration Statement on Form S-8 (No. 333-181010) of our report dated March 31, 2014, relating to the consolidated financial statements of Skystar Bio-Pharmaceutical Company and its subsidiaries (collectively the “Company”), which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Crowe Horwath (HK) CPA Limited

Hong Kong, China

March 31, 2014